Exhibit 10.12

FORM OF

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of December      , 2014, to be effective upon completion of the initial public offering (“IPO”) of Polar Star Realty Trust Inc., a Maryland corporation (the “Company”), by and among the Company and the persons listed on Schedule I hereto (such persons, in their capacity as holders of Registrable Shares (as defined herein), the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, in connection with the IPO of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), the Company and Polar Star Operating Partnership S.C.A., a corporate partnership limited by shares (société en commandite par actions) formed under the laws of the Grand Duchy of Luxembourg (the “Operating Partnership”), have concurrently engaged in certain formation transactions (the “Formation Transactions”), pursuant to which the Holders have received ordinary shares of the Operating Partnership (the “OP Shares”) and/or Class B shares of the Operating Partnership (the “Class B OP Shares” and together with the OP Shares, the “OP Securities”) as set forth opposite each Holder’s name on Schedule I;

WHEREAS, upon the terms and subject to the conditions contained in the Operating Partnership Agreement (as defined below), the OP Securities will be redeemable for cash or, at the Company’s option, exchangeable for shares of Common Stock, beginning 180 days following the Company’s IPO, in the case of the OP Shares, and following the achievement of certain performance thresholds as described in the Operating Partnership Agreement, in the case of the Class B OP Shares; and

WHEREAS, in connection with the Formation Transactions, the Company has agreed to grant the Holders the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINITIONS.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Additional Shares” shall mean shares of Common Stock (including the shares of Common Stock that may be issued by the Company upon redemption of the OP Securities) or other securities of the Company issued in respect of the Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the shares of Common Stock.

“Affiliate” shall mean as to any specified Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or by agreement or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Business Days” shall mean Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in New York are authorized or obligated by applicable law, regulation or executive order to close.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble and shall also include the Company’s successors.

“Controlling Person” shall have the meaning set forth in Section 4(a) of this Agreement.

“End of Suspension Notice” shall have the meaning set forth in Section 5(b) of this Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Formation Transactions” shall have the meaning set forth in the Recitals.

“Holder” shall have the meaning set forth in the Preamble.

“IPO” shall have the meaning set forth in the Preamble.

“Liabilities” shall have the meaning set forth in Section 4(a)(i) of this Agreement.

“Listing” shall mean the listing of shares of Common Stock on the New York Stock Exchange Inc. or another U.S. national securities exchange.

“Market Value” means, with respect to the Common Stock, the average of the daily market price for the ten consecutive trading days immediately preceding the determination date. The market price of the Common Stock for each such trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange or the over-the-counter market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system, (ii) if the Common Stock is not listed or admitted to trading on any securities exchange or the over-the-counter market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange or the over-the-counter market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the Market Value of the Common Stock shall be determined by the Board of Directors of the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“OP Securities” shall have the meaning set forth in the Recitals.

“OP Shares” shall have the meaning set forth in the Recitals.

“Operating Partnership” shall have the meaning set forth in the Recitals.

“Operating Partnership Agreement” means the Articles of Incorporation of Polar Star Operating Partnership S.C.A., dated as of          , 2014, as amended, restated, amended and restated, revised or otherwise modified from time to time.

“Participating Broker-Dealer” shall mean any broker-dealer that makes a market in the Registrable Shares.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments and free-writing prospectuses and in each case including all material incorporated by reference therein.

“Registrable Shares” shall mean any Shares and any Additional Shares; provided, however, that Shares and Additional Shares shall cease to be Registrable Shares (i) when a Registration Statement with respect to such Shares and Additional Shares shall have been declared effective under the 1933 Act and such Shares or Additional Shares shall have been disposed of pursuant to such Registration Statement, (ii) when such Shares or Additional Shares have ceased to be outstanding, or (iii) when such Shares or Additional Shares can be sold, transferred or otherwise disposed of in a single transaction without registration pursuant to Rule 144 under the 1933 Act.

“Registration Expenses” shall mean any and all expenses incident to the performance of or compliance by the Company with this Agreement, whether or not any Registration Statement contemplated hereby is filed or declared effective by the SEC under the 1933 Act, including without limitation:  (i) all SEC, stock exchange or FINRA registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any Holder in accordance with the rules and regulations of the FINRA, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the FINRA, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, duplicating, mailing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the Listing, if any, of any of the Registrable Shares, (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Company’s transfer agent, and any escrow agent or custodian and (vii) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Registrable Shares and may include securities other than Registrable Shares pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including pre- and post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“S-3 Shelf Registration Statement” shall have the meaning set forth in Section  2.2(a) of this Agreement.

“S-11 Shelf Registration Statement” shall have the meaning set forth in Section 2.1(a) of this Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the U.S. Securities and Exchange Commission.

“Shares” shall mean any shares of Common Stock issued or issuable upon exchange of OP Securities received by a Holder in the Formation Transactions.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.1 of this Agreement.

“Shelf Registration Statement” shall mean a shelf registration, including the S-11 Shelf Registration Statement and the S-3 Shelf Registration Statement, which covers Registrable

Shares and may include securities other than Registrable Shares on an appropriate form under the 1933 Act, and all amendments and supplements to such registration statement, including pre- and post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Subsequent Shelf Registration Statement” shall mean an additional shelf registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers Additional Shares on an appropriate form under the 1933 Act, and all amendments and supplements to such registration statement, including pre- and post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Suspension Event” shall have the meaning set forth in Section 5(b) of this Agreement.

“Suspension Notice” shall have the meaning set forth in Section 5(a) of this Agreement.

“Underwriter” shall have the meaning set forth in Section 4(a) of this Agreement.

“Underwritten Offering” shall mean a sale of securities of the Company having a Market Value of at least $25 million to an underwriter or underwriters for reoffering to the public.

2.             Registration under the 1933 Act.

2.1          Mandatory S-11 Shelf Registration.

(a)           The Company agrees (i) to use its reasonable efforts to file a Shelf Registration Statement on Form S-11 with the SEC registering the offer and resale of the Registrable Securities by all Holders on a delayed or continuous basis pursuant to Rule 415 (the “S-11 Shelf Registration Statement”) no later than 180 days after the closing of the Company’s IPO, subject to extension if the Company is bound by a lock-up agreement in connection with the Company’s IPO, which restricts the filing of a S-11 Shelf Registration Statement in which event the Company will be required to use its reasonable efforts to file a S-11 Shelf Registration Statement within 30 days after the expiration of the lock-up period, (ii) to use its commercially reasonable efforts to cause such S-11 Shelf Registration Statement providing for the resale of the Registrable Shares to be declared effective by the SEC as promptly as practicable after such filing and (iii) to use commercially reasonable efforts to maintain the Listing for the Registrable Shares registered in such S-11 Shelf Registration Statement.

(b)           The Company shall use its commercially reasonable efforts to maintain the S-11 Shelf Registration Statement’s effectiveness under the 1933 Act until the first to occur of (i) such time as all of the Registrable Shares covered by the S-11 Shelf Registration Statement have been sold pursuant to the S-11 Shelf Registration Statement or pursuant to Rule 144 under the 1933 Act, and (ii) the date on which the S-3 Shelf Registration Statement is declared effective by the SEC.

(c)           The Company may permit securities other than Registrable Shares to be included in the S-11 Shelf Registration Statement.  The Company further agrees, if necessary, to supplement or amend the S-11 Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(d)           Notwithstanding any other provision hereof, the Company agrees to use its commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies, when filed, in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not, when filed, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

2.2          Mandatory S-3 Shelf Registration.

(a)           As soon as practicable after the date on which the Company first becomes eligible to register the resale of securities of the Company pursuant to Form S-3 under the Securities Act (or a similar or successor form established by the SEC), but in no event later than 45 calendar days thereafter, subject to Section 7, the Company shall prepare and file a Shelf Registration Statement on Form S-3, which may be prepared as an amendment to the S-11 Shelf Registration Statement, with the SEC registering the offer and resale of the Registrable Securities by all Holders on a delayed or continuous basis pursuant to Rule 415 (the “S-3 Shelf Registration Statement”).  The Company will have the right to include shares of Common Stock or other securities to be sold for its own account or other holders in the S-3 Shelf Registration Statement.  Subject to Sections 5 and 7, the Company shall use all commercially reasonable efforts to cause the S-3 Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof, and, subject to Section 5, to keep such S-3 Shelf Registration Statement (or a successor registration statement filed with respect to the Registrable Securities, which shall be deemed to be included within the definition of S-3 Shelf Registration Statement for purposes of this Agreement) continuously effective for a period ending when all shares of Common Stock covered by the S-3 Shelf Registration Statement are no longer Registrable Securities.

2.3          Subsequent Shelf Registration for Additional Shares.  If any Additional Shares are issued or distributed to Holders after the effectiveness of a Shelf Registration Statement, or such Additional Shares were otherwise not included in a prior Shelf Registration Statement, then the Company shall as soon as practicable, but in no event later than 60 days after the issuance of such Additional Shares, file and use its commercially reasonable efforts to cause to be declared effective by the SEC as soon as practicable following such filing a Subsequent Shelf Registration Statement in the same manner, and subject to the same provisions.

2.4          Expenses.  The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to Section 2.1 and 2.2 hereof.  Each Holder shall pay or otherwise bear such Holder’s share (based on the total amount of Registrable Shares sold in the Registration Statement by such Holder) of all underwriting discounts and commissions, brokerage fees, transfer taxes and out-of-pocket expenses, if any, relating to the sale or disposition of such Holder’s Registrable Shares pursuant to the Shelf Registration Statement or any Subsequent Shelf Registration Statement.

3.             Registration Procedures.  In connection with the obligations of the Company with respect to a Registration Statement pursuant to Section 2 hereof, the Company shall:

(a)           prepare and file with the SEC the Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall be available for the registration and sale of the Registrable Shares by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and otherwise comply with its obligations under Section 2 hereof;

(b)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

(c)           (i) notify each Holder of Registrable Shares, at least five Business Days after filing, that a Registration Statement with respect to the Registrable Shares has been filed and advising such Holders that the distribution of Registrable Shares will be made in accordance with any method or combination of methods legally available by the Holders of any and all Registrable Shares; (ii) furnish to each Holder of Registrable Shares and to each underwriter of an Underwritten Offering of Registrable Shares, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules in order to facilitate the public sale or other disposition of the Registrable Shares; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by the Prospectus or any amendment or supplement thereto;

(d)           use its commercially reasonable efforts to register or qualify the Registrable Shares under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Shares covered by a Registration Statement and each underwriter of an Underwritten Offering of Registrable Shares shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e)           notify promptly each Holder of Registrable Shares under a Registration Statement and, if requested by such Holder, confirm such advice in writing promptly at the address determined in accordance with Section 9.29.3 of this Agreement (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice), (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of the filing of a post-effective amendment to such Registration Statement;

(f)            make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(g)           furnish to each Holder of Registrable Shares, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(h)           cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends; and enable such Registrable Shares to be in such denominations and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Registrable Shares;

(i)            upon the occurrence of any event or the discovery of any facts, as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable.  At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(j)            obtain a CUSIP number for the Registrable Shares not later than the effective date of a Registration Statement, and provide the Company’s transfer agent with printed certificates for the Registrable Shares;

(k)           upon the occurrence of an Underwritten Offering, enter into agreements (including if applicable underwriting agreements) and take all other customary appropriate actions in order to expedite or facilitate the disposition of such Registrable Shares whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(i)            make such representations and warranties to the Holders of such Registrable  Shares and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(ii)           obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any (and in the case of an underwritten registration, each selling

Holder), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriter(s);

(iii)          obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriter(s), if any, and use reasonable efforts to have such letter addressed to the selling Holders in the case of an underwritten registration (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar underwritten offerings;

(iv)          enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Shares, which agreement shall be in form, substance and scope customary for similar offerings;

(v)           if an underwriting agreement is entered into, cause the same to set forth customary indemnification provisions and procedures as determined by the Company with respect to the underwriters and all other parties to be indemnified in such offering, or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(vi)          deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders holding a majority of the Registrable Shares being sold and the managing underwriters, if any;

(l)            make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, any Participating Broker-Dealer, and any accountant, all financial and other records, pertinent corporate documents and properties or assets of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

(m)          a reasonable time prior to filing any Registration Statement, any Prospectus forming a part thereof, any amendment to such Registration Statement, or amendment or supplement to such Prospectus, provide copies of such document to the underwriter(s) of an Underwritten Offering of Registrable Shares; make such changes in any of the foregoing documents prior to the filing thereof, as the underwriter or underwriters reasonably requests; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of;

(n)           otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(o)           cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA); and

(p)           the Company may (as a condition to a Holder’s participation in the Shelf Registration) require each Holder of Registrable Shares to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the type described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.1 hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

If any of the Registrable Shares covered by a Registration Statement, are to be sold in an Underwritten Offering by a Holder pursuant to this Agreement or by the Company, the Company will select the underwriter(s) and managing underwriter(s) that will manage such offering.  No Holder of Registrable Shares may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.             Indemnification; Contribution.

(a)           The Company agrees to indemnify and hold harmless each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person (a “Controlling Person”), if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) any of the foregoing Persons, as follows:

(i)            against any and all loss, liability, claim, damage, judgment, actions, other liabilities and expense whatsoever (the “Liabilities”), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Shares were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any Liabilities to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b)           Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, each Underwriter and the other selling Holders, and each of their respective officers, directors, partners, employees, representatives and agents, and each of their respective Controlling Persons, against any and all Liabilities described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whosoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.  The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

To the extent that the provisions of this Section 4 are in conflict with the indemnification and contribution provisions set forth in any underwriting agreement used in an Underwritten Offering, the provisions of such underwriting agreement shall be deemed to supersede this Section 4.

5.             Black-Out Period.

(a)           Subject to the provisions of this Section 5, the Company shall be permitted, in limited circumstances, to suspend the use, from time to time, of the Prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Registrable Shares under such Registration Statement), by providing written notice (a “Suspension Notice”) to the Holders, making a filing with the SEC or such other means that the Company reasonably believes to be a reliable means of communication, for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of 120 days in any rolling 12-month period commencing on the date of this Agreement, except as a result of a refusal by the SEC to declare any post-effective amendment to the Registration Statement effective after the Company has used all commercially reasonable efforts to cause the post-effective amendment to be declared effective by the SEC, in which case, the Company must terminate the black-out period immediately following the effective date of the post-effective amendment) if any of the following events shall occur: (i) the managing underwriter(s) in any Underwritten Offering of primary shares of Common Stock by the Company has advised the Company that the offer or sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company’s primary offering; (ii) a majority of the Board of Directors of the Company determines in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purposes for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post effective basis, as applicable; or (iii) a majority of the Board of Directors of the Company determines in good faith, upon the advice of counsel, that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to ensure that the Prospectus (1) contains the information required under Section 10(a)(3) of the 1933 Act; (2) discloses any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) discloses any material information with respect to the plan of distribution that was not disclosed in the Registration Statement or any material change to such information.  Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement as soon as possible.

(b)           In the case of an event that causes the Company to suspend the use of a Registration Statement as set forth in paragraph (a) above (a “Suspension Event”), the Company shall give a Suspension Notice to the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible.  A Holder shall not affect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below).  The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders, promptly following the conclusion of any Suspension Event and its effect.

6.             Market Stand-Off Agreement.  Each Holder hereby agrees that it shall not, directly or indirectly sell, offer to sell (including without limitation any short sale), pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Registrable Shares or other Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for a period commencing on the date of the Company’s IPO and ending 180 days thereafter.  In connection with any underwritten offering of Common Stock by a Holder pursuant to this Agreement or by the Company, the Company and each Holder agree to enter into customary lock-up agreements, as negotiated by the Company, restricting, among other things, future sales of Common Stock by such Persons; provided that the length of the restrictions contained in the lock-up agreement required to be signed by the Holders shall not extend beyond the duration of the similar restrictions agreed to by the Company, with respect to the Company’s or its directors’ and executive officers’ activity (whichever period is shorter), in connection with such offering.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 6 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

7.             Termination of the Company’s Obligations.  The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding, provided, however, that the Company’s obligations under Sections 4 and 9 of this Agreement shall remain in full force and effect following such time.

8.             Subsequent Registration Rights.  The Company shall be permitted without the consent of the Holders to enter into any agreement with any holder or prospective holder of any securities of the Company that would provide such holder or prospective holder with registration rights, including registration rights that are superior to the registration rights of the Holders set forth herein.

9.             Miscellaneous.

9.1          Rule 144 and Rule 144A.  For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder.  If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Shares (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Shares may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Shares without registration under the

1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements (at any time after 90 days after the effective date of the first Registration Statement filed by the Company for an offering of its Common Stock to the general public) and of the 1933 Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 9.1, as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Shares without registration.

9.2          Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the outstanding Registrable Shares affected by such amendment, modification, supplement, waiver or departure.

9.3          Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 9.3 and (b) if to the Company, Polar Star Realty Trust Inc., One World Financial Center, Suite 2200, New York, New York 10281, Attention: [Chief Financial Officer].

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

9.4          Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders.

9.5          Specific Enforcement.  Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 2.1 through 2.4 hereof.

9.6          Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.7          Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

9.8          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.9          Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

POLAR STAR REALTY TRUST INC.

By:
Name: Bjarne Eggesbø
Title: Chief Executive Officer

HOLDERS, as shown on Schedule I attached hereto

By:

By:
Name:
Title: